UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): March 30, 2009

Nexstar Broadcasting Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation.

As previously reported, on March 30, 2009, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), an indirect subsidiary of Nexstar Broadcasting Group, Inc. (the “Parent”), announced the successful completion of its previously announced offer to exchange up to $143,600,000 aggregate principal amount of its outstanding 7% Senior Subordinated Notes due 2014 (the “Old Notes”) for (i) up to $142,320,761 in aggregate principal amount of Nexstar Broadcasting’s 7% Senior Subordinated PIK Notes due 2014 (the “PIK Notes”), to be guaranteed by each of the existing guarantors to the Old Notes, and (ii) cash. The exchange offer expired at 12:00 midnight, New York City time, on March 26, 2009.

Indenture, Supplemental Indenture and Guarantee

In connection with completion of the exchange offer, Nexstar Broadcasting issued PIK Notes pursuant to an Indenture (the “Base Indenture”), dated as of March 30, 2009, among Nexstar Broadcasting, Mission Broadcasting, Inc., as guarantor (“Mission”), and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 30, 2009, among Nexstar Broadcasting, Mission and the Parent and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The purpose of the Supplemental Indenture was to cause the Parent to become a guarantor of Nexstar Broadcasting’s financial obligations under the Indenture. However, except as provided in Sections 11.01, 11.02, 11.03 and 11.04 of the Base Indenture, the Parent will not be considered a “Guarantor” (as defined in the Indenture) for purposes of the Indenture. In addition, the Parent executed a Guarantee dated as of March 30, 2009 (the “Guarantee”), evidencing its guarantee of the financial obligations under the Indenture.

The PIK Notes mature on January 15, 2014, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture. The PIK Notes are general unsecured senior subordinated obligations subordinated to all of Nexstar Broadcasting’s senior debt. Nexstar Broadcasting will pay interest on the PIK Notes on January 15 and July 15 of each year, commencing on July 15, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. However, prior to January 15, 2011, the interest on the PIK Notes will not be cash interest. From the date of issuance through January 15, 2011, Nexstar Broadcasting will pay interest on the PIK Notes entirely by issuing additional PIK Notes (the “PIK Interest”). PIK Interest will accrue on the PIK Notes at a rate per annum equal to 0.5%, calculated on a semi-annual bond equivalent basis. From and after January 15, 2011, all PIK Notes (including those received as PIK Interest) will accrue interest in cash at a rate of 7% per annum, which interest will be payable semi-annually in cash on each January 15 and July 15, commencing on July 15, 2011.

Nexstar Broadcasting, at its option, may redeem the PIK Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice at various redemption prices plus accrued and unpaid interest and Special Interest (as defined below) thereon, if any, to the applicable redemption date. Notwithstanding the foregoing, at any time prior to January 15, 2011, the redemption price will be equal to (i) 100% of the principal amount of the PIK Notes, including all PIK Interest, plus a premium equal to the PIK Interest accrued from March 30, 2009 through January 15, 2011, less any PIK Interest actually paid, plus (ii) accrued and unpaid interest and Special Interest (as defined below) thereon, if any, to the applicable redemption date. Upon the occurrence of a change of control, Nexstar Broadcasting will make an offer to each holder to repurchase all or part of the PIK Notes (i) if the change of control occurs prior to January 15, 2011, at a purchase price equal to 101% of (x) the aggregate principal amount, including any PIK Interest, plus a premium equal to the PIK Interest accrued from March 30, 2009 through January 15, 2011, less any PIK Interest actually paid, thereof plus accrued and unpaid interest and special interest thereon, if any, to the date of the purchase or (ii) if the change of control occurs on or after January 15, 2011, the change of control offer will be at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and special interest thereon, if any, to the date of purchase.

Under the Indenture, Nexstar Broadcasting, the guarantors and their respective Restricted Subsidiaries are prohibited from making Restricted Payments (as defined in the Indenture) unless they are permitted under the Nexstar Broadcasting senior secured credit facility (the “Nexstar Facility”) (without giving effect to any amendment, modification, waiver, termination, restatement or replacement thereof after March 30, 2009). Notwithstanding the foregoing, until the later of (i) date of the termination of the Nexstar Facility or (ii) January 15, 2011, (1) Nexstar Broadcasting and the guarantors and their respective Restricted Subsidiaries will be permitted to make any Restricted Payment (as defined in the Indenture) that is permitted under the Nexstar Facility; provided that any such Restricted Payments (as defined in the Indenture) made will reduce the amount of Restricted Payments (as defined in the Indenture) that may be made under Section 4.07 of the Indenture and (2) Nexstar Broadcasting and the guarantors will not make any Restricted Payment (as defined in the Indenture) prohibited under the Nexstar Facility (without giving effect to any amendment, modification, waiver, termination, restatement or replacement thereof after March 30, 2009). The Indenture also contains a covenant that prohibits the incurrence of debt that ranks senior to the PIK Notes unless Nexstar Broadcasting’s Senior Leverage Ratio (as defined in the Indenture) is below 4.75 to 1.

The Indenture contains covenants that, among other things, restrict the ability of Nexstar Broadcasting and its subsidiaries to create liens on its assets, engage in sale-leaseback transactions, merge or consolidate with another entity or sell, lease or transfer substantially all of Nexstar Broadcasting’s properties or assets to another entity, incur additional indebtedness, issue equity, pay dividends and undertake certain other business activities. These limitations are subject to a number of important qualifications and exceptions described in the Indenture. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the PIK Notes then outstanding, may, and the Trustee at the request of such holders is required to, declare the principal of and the accrued interest on the PIK Notes to be due and payable immediately. The PIK Interest will accelerate if the PIK Notes are accelerated.

The PIK Notes were offered and sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

Registration Rights Agreement

In connection with the issuance of the PIK Notes, on March 30, 2009, Nexstar Broadcasting, Mission and the Parent entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with UBS Securities LLC on behalf of and for the benefit of holders of the PIK Notes. Pursuant to the Registration Rights Agreement, Nexstar Broadcasting, Mission and Parent agreed, for the benefit of holders of the PIK Notes, that if the PIK Notes are not freely tradable (as defined below) as of the 380th day after March 30, 2009 (the “Free Trade Date”), Nexstar Broadcasting, Mission and the Parent will, at their expense, use all commercially reasonable efforts to file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered exchange offer to exchange the PIK Notes for replacement PIK Notes with terms identical in all material respects to the PIK Notes (the “Exchange Notes”); provided that the obligation to file an Exchange Offer Registration Statement will cease as soon as the PIK Notes become freely tradable. “Freely tradable” means, with respect to the PIK Notes, notes (a) that are eligible to be sold by a person who has not been an affiliate of Nexstar Broadcasting during the preceding three months without any volume or manner of sale restrictions under the Securities Act of 1933, as amended, (b) for which Nexstar Broadcasting has provided a certificate to the Trustee instructing the Trustee that the restricted legend thereon no longer applies and (c) that have been assigned an unrestricted CUSIP number.

In the event the PIK Notes do not become freely tradable on or prior to the free trade date, the interest rate borne by the PIK Notes will be increased by one quarter of one percent per annum for the first 90-day period and thereafter it will be increased by an additional one quarter of one percent per annum for each 90-day period that elapses; provided that the aggregate increase in such annual interest rate may in no event exceed one percent (the “Special Interest”). The Special Interest will accrue on the PIK Notes until (1) the PIK Notes become freely tradable or (2) the Exchange Offer Registration Statement has been declared effective and the exchange offer has been consummated. Once all outstanding PIK Notes have become freely tradable or all PIK Notes tendered into the exchange offer have been exchanged for Exchange Notes that are freely tradable (other than Exchange Notes held by exchanging broker dealers), Special Interest will cease to accrue.

UBS Securities LLC and its affiliates have provided and may continue to provide certain commercial banking, financial advisory and investment banking services for the Parent and its affiliates for which they receive customary fees.

The foregoing descriptions of the Indenture, the Supplemental Indenture, the Guarantee and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements which are filed as exhibits 4.1, 4.2, 4.3 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 30, 2009, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as guarantor, and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of March 30, 2009, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as guarantor, and Nexstar Broadcasting Group, Inc., as parent guarantor, and The Bank of New York Mellon, as Trustee.

4.3	Guarantee, dated as of March 30, 2009, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture, dated as of March 30, 2009, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as guarantor, and The Bank of New York Mellon, as Trustee, as amended and supplemented by the First Supplemental Indenture referenced above (included as part of Exhibit 4.2).

4.4	Form of 7% Senior Subordinated PIK Note due 2014 (included as part of Exhibit 4.1).

10.1	Registration Rights Agreement, dated March 30, 2009, by and among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc. and Nexstar Broadcasting Group, Inc. and UBS Securities LLC for the benefit of holders of PIK Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Matthew E. Devine
Date: April 3, 2009	Name:	Matthew E. Devine
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 30, 2009, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as guarantor, and The Bank of New York Mellon, as Trustee.

4.2	First Supplemental Indenture, dated as of March 30, 2009, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as guarantor, and Nexstar Broadcasting Group, Inc., as parent guarantor, and The Bank of New York Mellon, as Trustee.

4.3	Guarantee, dated as of March 30, 2009, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture, dated as of March 30, 2009, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc., as guarantor, and The Bank of New York Mellon, as Trustee, as amended and supplemented by the First Supplemental Indenture referenced above (included as part of Exhibit 4.2).

4.4	Form of 7% Senior Subordinated PIK Note due 2014 (included as part of Exhibit 4.1).

10.1	Registration Rights Agreement, dated March 30, 2009, by and among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc. and Nexstar Broadcasting Group, Inc. and UBS Securities LLC for the benefit of holders of PIK Notes.